Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports First Quarter 2022 Results

●	First Quarter 2022 GAAP earnings per share of $0.22; Core EPS of $1.07
●	Through the end of the first quarter, SCE has deployed over 3,200 miles of covered conductor, nearly double the miles installed at the same time last year
●	Revises best estimate of expected losses for 2017/2018 Wildfire/Mudslide Events, resulting in net after-tax charge of $281 million; Anticipates cost recovery filing by late 2023
●	Affirms 2022 EPS guidance of $4.40–4.70 and long-term EPS growth rate target of 5–7%

ROSEMEAD, Calif., May 3, 2022 — Edison International (NYSE: EIX) today reported first quarter 2022 net income of $84 million, or $0.22 per share, compared to net income of $259 million, or $0.68 per share, in the first quarter of 2021. As adjusted, first quarter 2022 core earnings were $407 million, or $1.07 per share, compared to core earnings of $301 million, or $0.79 per share, in the first quarter of 2021.

Southern California Edison’s (SCE) first quarter 2022 core earnings per share (EPS) increased year-over-year primarily due to the adoption of the 2021 General Rate Case final decision in the third quarter of 2021, partially offset by interest expense from increased borrowings.

Edison International Parent and Other's first quarter 2022 loss per share increased year-over-year primarily due to higher preferred dividends.

SCE's non-core loss during the quarter was primarily attributable to a charge recorded for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of expected recoveries from FERC customers. This charge is described further below.

“SCE continues to make solid progress in substantially improving its wildfire risk profile.” said Pedro J. Pizarro, president and CEO of Edison International. “The cornerstone of SCE’s grid hardening measures is the wildfire covered conductor program. Over the past year the utility nearly doubled its miles of installed covered conductor. SCE will continue to drive this valuable program forward and by year-end expects 40% of its overhead distribution lines in high fire risk areas will be covered.”

Pizarro added, “We strongly believe Edison International is the best investment vehicle to participate in California’s clean energy transition. SCE’s approach to wildfire mitigation has shown positive results over the last three wildfire seasons and the utility is expeditiously hardening the grid every day, to the benefit of both customers and investors. As an electric-only, wires-focused utility, SCE’s ongoing investment in the grid will enable an electric-led future.”

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports First Quarter 2022 Financial Results

Revision to Best Estimate of Losses for 2017/2018 Wildfire/Mudslide Events

EIX and SCE revised the estimated losses for the 2017/2018 Wildfire Mudslide Events higher by $416 million as a result of management's first quarter 2022 review, including a review of large damage claims presented by a small number of plaintiffs and new lawsuits filed in the Woolsey Fire litigation. As a result, Edison International and SCE also recorded expected recoveries through FERC electric rates of $26 million against the charge, and the resulting net charge to earnings was $390 million ($281 million after-tax).

Anticipated Timing of Cost Recovery Applications

As previously disclosed, SCE will seek rate recovery at the CPUC of prudently-incurred, actual losses realized in connection with the 2017/2018 Wildfire/Mudslide Events. Based on EIX's and SCE's current best estimate of expected losses, SCE currently expects to seek CPUC-jurisdictional rate recovery of approximately $5.2 billion by filing multiple future applications with the CPUC. SCE currently anticipates filing the first application for cost recovery by late 2023.

2022 Earnings Guidance

The company affirmed its earnings guidance range for 2022 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2022 Earnings Guidance		2022 Earnings Guidance
	as of February 24, 2022		as of May 3, 2022
	Low	High	Low	High
EIX Basic EPS	$4.40	$4.70	$3.55	$3.85
Less: Non-core Items*	–	–	(0.85)	(0.85)
EIX Core EPS	$4.40	$4.70	$4.40	$4.70

* There were ($323) million, or ($0.85) per share of non-core items recorded for the three months ended March 31, 2022, calculated based on an assumed weighted average share count for 2022. Basic EIX EPS guidance only incorporates non-core items to March 31, 2022.

First Quarter 2022 Earnings Conference Call and Webcast Details

When:	Tuesday, May 3, 2022, 1:30 p.m. (Pacific Time)
Telephone Numbers:	1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:	1-866-357-4207 (US) and 1-203-369-0123 (Int’l) - Passcode: 9461
Telephone replay available through May 18, 2022 at 6:00 p.m. (Pacific Time)
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q to the company's investor relations website. These materials are available at www.edisoninvestor.com.

Edison International Reports First Quarter 2022 Financial Results

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy, a global energy advisory company delivering comprehensive, data-driven energy solutions to commercial and industrial users to meet their cost, sustainability and risk goals.

Edison International Reports First Quarter 2022 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
•	ability of SCE to implement its Wildfire Mitigation Plan and capital program;
•	risks of regulatory or legislative restrictions that would limit SCE's ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE's operational PSPS practices;
•	risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
•	ability of SCE to maintain a valid safety certification;
•	ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
•	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•	risks that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and

Edison International Reports First Quarter 2022 Financial Results

the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
•	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•	decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
•	cost and availability of labor, equipment and materials, including as a result of supply chain constraints;
•	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
•	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
•	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
•	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•	risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
•	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2021 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2021 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section titled "Presentations and Updates" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports First Quarter 2022 Financial Results

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended
	March 31,
	2022	2021	Change
Earnings (loss) per share attributable to Edison International
SCE	$0.38	$0.78	$(0.40)
Edison International Parent and Other	(0.16)	(0.10)	(0.06)
Edison International	0.22	0.68	(0.46)
Less: Non-core items
SCE	(0.85)	(0.11)	(0.74)
Edison International Parent and Other	—	—	—
Total non-core items	(0.85)	(0.11)	(0.74)
Core earnings (losses)
SCE	1.23	0.89	0.34
Edison International Parent and Other	(0.16)	(0.10)	(0.06)
Edison International	$1.07	$0.79	$0.28

Note: Diluted earnings were $0.22 and $0.68 per share for the three months ended March 31, 2022 and 2021.

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended
	March 31,
(in millions)	2022	2021	Change
Net income (loss) attributable to Edison International
SCE	$147	$296	$(149)
Edison International Parent and Other	(63)	(37)	(26)
Edison International	84	259	(175)
Less: Non-core items
SCE[1,2]	(323)	(42)	(281)
Edison International Parent and Other	—	—	—
Total non-core items	(323)	(42)	(281)
Core earnings (losses)
SCE	470	338	132
Edison International Parent and Other	(63)	(37)	(26)
Edison International	$407	$301	$106

[1]	Includes amortization of SCE’s Wildfire Insurance Fund expenses of $53 million ($38 million after-tax) in the first quarter of both 2022 and 2021.
[2]

Includes charges of $396 million ($285 million after-tax) recorded in first quarter of 2022 and $5 million ($4 million after-tax) in the first quarter of 2021 for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries.

Edison International Reports First Quarter 2022 Financial Results

Consolidated Statements of Income

	Three months ended
	March 31,
(in millions, except per-share amounts)	2022	2021
Total operating revenue	$3,968	$2,960
Purchased power and fuel	1,037	1,013
Operation and maintenance	1,487	841
Wildfire-related claims, net of insurance recoveries	425	3
Wildfire Insurance Fund expense	53	53
Depreciation and amortization	583	525
Property and other taxes	126	126
Other operating income	(2)	—
Total operating expenses	3,709	2,561
Operating income	259	399
Interest expense	(246)	(217)
Other income	68	72
Income before income taxes	81	254
Income tax benefit	(55)	(36)
Net income	136	290
Preference stock dividend requirements of SCE	26	27
Preferred stock dividend requirement of Edison International	26	4
Net income attributable to Edison International common shareholders	$84	$259
Basic earnings per share:
Weighted average shares of common stock outstanding	381	379
Basic earnings per common share attributable to Edison International common shareholders	$0.22	$0.68
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	382	380
Diluted earnings per common share attributable to Edison International common shareholders	$0.22	$0.68

Edison International Reports First Quarter 2022 Financial Results

Consolidated Balance Sheets	Edison International

	March 31,	December 31,
(in millions)	2022	2021
ASSETS
Cash and cash equivalents	$231	$390
Receivables, less allowances of $255 and $193 for uncollectible accounts at respective dates	1,312	1,398
Accrued unbilled revenue	743	794
Inventory	434	420
Prepaid expenses	258	258
Regulatory assets	1,961	1,778
Wildfire Insurance Fund contributions	204	204
Other current assets	130	249
Total current assets	5,273	5,491
Nuclear decommissioning trusts	4,527	4,870
Marketable securities	10	12
Other investments	44	39
Total investments	4,581	4,921
Utility property, plant and equipment, less accumulated depreciation and amortization of $11,650 and $11,407 at respective dates	50,793	50,497
Nonutility property, plant and equipment, less accumulated depreciation of $103 and $98 at respective dates	207	203
Total property, plant and equipment	51,000	50,700
Receivables, less allowances of $99 and $116 uncollectible accounts at respective dates	66	122
Regulatory assets (includes $849 and $325 related to Variable Interest Entities "VIEs" at respective dates)	8,008	7,660
Wildfire Insurance Fund contributions	2,309	2,359
Operating lease right-of-use assets	1,849	1,932
Long-term insurance receivable	171	75
Other long-term assets	1,463	1,485
Total long-term assets	13,866	13,633

Total assets	$74,720	$74,745

Edison International Reports First Quarter 2022 Financial Results

Consolidated Balance Sheets	Edison International

	March 31,	December 31,
(in millions, except share amounts)	2022	2021
LIABILITIES AND EQUITY
Short-term debt	$2,049	$2,354
Current portion of long-term debt	1,117	1,077
Accounts payable	1,973	2,002
Wildfire-related claims	137	131
Customer deposits	190	193
Regulatory liabilities	701	603
Current portion of operating lease liabilities	594	582
Other current liabilities	1,581	1,667
Total current liabilities	8,342	8,609
Long-term debt (Includes $837 and $314 related to VIEs at respective dates)	24,967	24,170
Deferred income taxes and credits	5,780	5,740
Pensions and benefits	488	496
Asset retirement obligations	2,839	2,772
Regulatory liabilities	8,867	8,981
Operating lease liabilities	1,255	1,350
Wildfire-related claims	1,531	1,733
Other deferred credits and other long-term liabilities	3,019	3,105
Total deferred credits and other liabilities	23,779	24,177
Total liabilities	57,088	56,956
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares of Series A and 750,000 shares of Series B issued and outstanding at respective dates)	1,977	1,977
Common stock, no par value (800,000,000 shares authorized; 380,901,110 and 380,378,145 shares issued and outstanding at respective dates)	6,090	6,071
Accumulated other comprehensive loss	(52)	(54)
Retained earnings	7,716	7,894
Total Edison International's shareholders' equity	15,731	15,888
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	17,632	17,789

Total liabilities and equity	$74,720	$74,745

Edison International Reports First Quarter 2022 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions)	2022	2021
Cash flows from operating activities:
Net income	$136	$290
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	624	542
Allowance for equity during construction	(30)	(35)
Deferred income taxes	(55)	(37)
Wildfire Insurance Fund amortization expense	53	53
Other	11	11
Nuclear decommissioning trusts	(34)	(52)
Changes in operating assets and liabilities:
Receivables	130	15
Inventory	(14)	(12)
Accounts payable	(84)	(151)
Tax receivables and payables	54	178
Other current assets and liabilities	5	(168)
Regulatory assets and liabilities, net	259	(70)
Wildfire-related insurance receivable	(96)	105
Wildfire-related claims	(196)	(618)
Other noncurrent assets and liabilities	29	21
Net cash provided by operating activities	792	72
Cash flows from financing activities:
Long-term debt issued, plus premium and net of discount and issuance costs of $20 and $15 for the respective periods	1,713	1,223
Long-term debt repaid	(365)	(490)
Short-term debt issued	—	305
Short-term debt repaid	(518)	(327)
Common stock issued	4	15
Preferred stock issued, net	—	1,237
Commercial paper repayments, net of borrowing	(306)	(180)
Dividends and distribution to noncontrolling interests	(32)	(32)
Common stock dividends paid	(262)	(247)
Preferred stock dividends paid	(46)	—
Other	17	7
Net cash provided by financing activities	205	1,511
Cash flows from investing activities:
Capital expenditures	(1,207)	(1,358)
Proceeds from sale of nuclear decommissioning trust investments	867	1,270
Purchases of nuclear decommissioning trust investments	(833)	(1,218)
Other	16	24
Net cash used in investing activities	(1,157)	(1,282)
Net (decrease) increase in cash, cash equivalents and restricted cash	(160)	301
Cash, cash equivalents and restricted cash at beginning of period	394	89
Cash, cash equivalents and restricted cash at end of period	$234	$390